UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934
Date of Report: October 20, 2023
(Date of earliest event reported)

IDEX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-10235	36-3555336
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
3100 Sanders Road, Suite 301
Northbrook, Illinois 60062
(Address of principal executive offices, including zip code)
(847) 498-7070
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	IEX	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 – Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On October 25, 2023, IDEX Corporation (the “Company”) announced the appointment of Abhishek Khandelwal as Senior Vice President and Chief Financial Officer of the Company, effective November 20, 2023. In connection with his appointment, on November 20, 2023, Allison S. Lausas, will cease serving as Interim Chief Financial Officer and will continue serving as the Company’s Vice President and Chief Accounting Officer.

Mr. Khandelwal, age 46, is returning to the Company after serving most recently as Chief Financial Officer of Multi-Color Corporation since January 2022, and, before then, as Senior Vice President and Chief Financial Officer of CIRCOR International, Inc. from April 2020 until December 2021. From 2010 until March 2020, Mr. Khandelwal held a number of senior finance roles with the Company, serving most recently as Vice President of Finance Operations, Treasury and Financial Planning & Analysis for the Company. Prior to his previous service with the Company, Mr. Khandelwal held a range of financial leadership positions at Stanley Black & Decker, Inc. and General Electric Company. Mr. Khandelwal received a Bachelor of Science degree in Finance from Indiana University and an MBA from the Kellogg School of Management at Northwestern University.

There are no arrangements or understandings between Mr. Khandelwal and any other person pursuant to which he was appointed as the Company’s Senior Vice President and Chief Financial Officer. Mr. Khandelwal does not have any family relationship with any director or other executive officer of the Company, and there are no transactions in which Mr. Khandelwal has an interest requiring disclosure under Item 404(a) of Regulation S-K.

In connection with Mr. Khandelwal’s appointment as Senior Vice President and Chief Financial Officer, the Company entered into an offer letter with Mr. Khandelwal on October 20, 2023 (the “Offer Letter”). Under the terms of the Offer Letter, Mr. Khandelwal will receive an initial base salary of $575,000 and, beginning with the Company’s 2024 incentive program, will have a target opportunity under the Company’s Management Incentive Compensation Plan equal to 75% of his base salary and will be eligible for equity grants with a grant date fair value of $1,300,000. In connection with the commencement of his employment with the Company, Mr. Khandelwal will receive a new hire equity award with a grant date fair value of $2,000,000 and delivered 50% in stock options and restricted stock units, with the options vesting in 25% annual increments and the restricted stock units vesting 100% on the third anniversary of the grant date. Mr. Khandelwal will also receive a sign-on bonus of $300,000, which is subject to repayment if he leaves the Company or is terminated for cause prior to the 12-month anniversary of his start date. The Offer Letter also provides for severance benefits equal to 12 months of base salary and the executive’s target annual incentive in the event his employment is terminated by the Company without cause, with such severance benefits increasing to two times the executive’s base salary and target annual incentive in the event he is terminated by the Company within 24 months following a change in control of the Company. As a condition to his employment, Mr. Khandelwal will also be subject to a Confidential Information, Work Product and Restrictive Covenant Agreement, which includes, among other items, non-competition and non-solicitation restrictive covenants.

Item 7.01 – Regulation FD Disclosure.

On October 25, 2023, the Company issued a press release announcing Mr. Khandelwal’s appointment. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01 is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, and shall not be deemed incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 – Financial Statements and Exhibits.

(d)    Exhibits

99.1 Press release dated October 25, 2023

104 Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDEX CORPORATION

	By:	/s/ LISA M. ANDERSON
Lisa M. Anderson
Senior Vice President, General Counsel and Corporate Secretary
October 25, 2023